UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a New Director

On February 2, 2018, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”), the Board of Sunesis Pharmaceuticals, Inc. (“Sunesis” or the “Company”) appointed H. Ward Wolff as a director and as the chair of the Audit Committee of the Board, effective immediately. The Board appointed Mr. Wolff to serve as a member of the Board as a Class III director for a term expiring at the Company’s 2020 annual meeting of stockholders, or until his earlier death, resignation or removal or his successor is duly elected and qualified.

Mr. Wolff currently serves as a member of the boards of directors of Portola Pharmaceuticals Inc. and Calithera Biosciences, Inc.  Mr. Wolff served as Executive Vice President and Chief Financial Officer of Sangamo Therapeutics, Inc. from 2007 until his retirement in March 2017. Prior to Sangamo, Mr. Wolff served as Senior Vice President, Finance and Chief Financial Officer of Nuvelo, Inc. until its restructuring in August 2007 and, before that, he was Chief Financial Officer and Senior Vice President, Finance, of Abgenix, Inc. until April 2006 when Abgenix merged with Amgen Inc. Prior to joining Abgenix, Mr. Wolff held financial management positions in both public and private emerging growth companies. He began his career with Price Waterhouse, where he held a number of positions as a certified public accountant, including Senior Audit Manager. Mr. Wolff received a B.A. degree in Economics from the University of California at Berkeley and an M.B.A. degree from Harvard Business School.

There is no arrangement or understanding between Mr. Wolff and any other person pursuant to which Mr. Wolff was appointed as a director. Mr. Wolff will be compensated for his service on the Board in accordance with the Company’s Director Compensation Policy as described in the Company’s 2017 Proxy Statement filed with the SEC on April 20, 2017. Accordingly, Mr. Wolff was granted an option to purchase 37,500 shares of common stock of Sunesis under its 2011 Equity Incentive Plan to be effective on the last trading day of the month.

In connection with his appointment, Mr. Wolff will enter into an indemnification agreement with the Company substantially in the form of the Indemnification Agreement previously approved by the Board, which is filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 23, 2004, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 7, 2018, entitled “Sunesis Pharmaceuticals Appoints Industry Veteran H. Ward Wolff to the Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: February 7, 2018	By:	/s/ Dayton Misfeldt
Dayton Misfeldt
Interim Chief Executive Officer